Exhibit 99.1

Northern Tier Energy LP Issues Updated Guidance for Third Quarter 2012

RIDGEFIELD, Conn., Oct. 18, 2012 /PRNewswire/ — Northern Tier Energy LP (NYSE: NTI) (“Northern Tier Energy”) today updated its earnings outlook for the third quarter of 2012. This updated outlook reflects higher Adjusted EBITDA guidance compared to the forecast provided in its initial public offering prospectus dated July 25, 2012. This increased Adjusted EBITDA outlook is primarily due to improved results in the Refining segment, which were driven by higher refined product margins per barrel and increased volumes compared to the forecast previously provided. The updated outlook also reflects lower GAAP net earnings compared to the operating forecast in the prospectus primarily due to the accounting impact during the third quarter of certain non-cash charges related to the initial public offering.

Northern Tier Energy believes that GAAP net earnings for the third quarter will be in the range of $40 million to $65 million and Adjusted EBITDA will be in the range of $235 million to $255 million. For a definition of Adjusted EBITDA and a reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net earnings, see the table below.

Northern Tier Energy is providing this forecast in connection with its recently announced tender offer for its senior secured notes. Northern Tier Energy does not anticipate providing interim quarterly guidance on a recurring basis. Updated guidance for Adjusted EBITDA does not necessarily correlate to similar updates of cash available for distributions to Northern Tier Energy’s common unit holders as adjustments for interest, taxes, turnaround expenses, capital spending, working capital and other reserves affect cash available for distribution.

Northern Tier Energy will report its financial results and announce distributions to common unit holders for the third quarter of 2012 on November 12, 2012, subsequent to the closing of the market at the NYSE. Northern Tier Energy will also host a conference call to discuss its third quarter 2012 results on Tuesday, November 13, 2012 at 11:00 am Eastern Standard Time.

The distribution to be announced on November 12, 2012 will be the first paid by Northern Tier Energy since the closing of its initial public offering on July 31, 2012. We expect this distribution will include available cash for the period from the closing of the initial public offering through September 30, 2012.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the notes or any other securities. The tender offer is being made only by and pursuant to the terms of the offer to purchase and the related letter of transmittal for the tender offer (the “Offer to Purchase”). Holders are urged to read the Offer to Purchase and related documents carefully before making any decision with respect to the tender offer and solicitation. Holders of notes must make their own decisions as to whether to tender their notes and provide the related consents. None of Northern Tier Energy, the dealer manager or the tender and information agent make any recommendations as to whether holders should tender their Notes pursuant to the tender offer or provide the related consents, and no one has been authorized to make such a recommendation.

About Northern Tier Energy

Northern Tier Energy LP is an independent downstream energy company with refining, retail and pipeline operations that serves the PADD II region of the United States. Northern Tier Energy operates a 74,000 barrels per calendar day refinery located in St. Paul Park, Minnesota. Northern Tier Energy also operates 166 convenience stores and supports 71 franchised convenience stores, primarily in Minnesota and Wisconsin, under the SuperAmerica trademark, and owns a bakery and commissary under the SuperMom’s brand. Northern Tier Energy is headquartered in Ridgefield, Connecticut.

Non-GAAP Measures

This earnings release includes non-GAAP measures. Northern Tier Energy believes that these non-GAAP financial measures provide useful information about its operating performance. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives to comparable GAAP financial measures. Northern Tier Energy’s non-GAAP financial measures may also differ from similarly named measures used by other companies. See the table below for additional information on the non-GAAP measures used in this release and reconciliations to the most directly comparable GAAP measures.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Northern Tier Energy’s forward-looking statements reflect its views and assumptions on the date of this press release regarding future events. They involve known and unknown risks, uncertainties and other factors, many of which may be beyond its control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. All forward-looking statements speak only as of the date hereof. Northern Tier Energy undertakes no obligation to update or revise publicly any such forward-looking statements. Northern Tier Energy cautions you not to place undue reliance on these forward-looking statements. Please refer to Northern Tier Energy’s filings with the SEC for more detailed information regarding these risks, uncertainties and assumptions.

In addition, because Northern Tier Energy’s financial statements for the quarter ended September 30, 2012 are not yet available, the estimates included herein are preliminary, unaudited, not reviewed by Northern Tier’s accountants, subject to completion, reflect Northern Tier Energy’s current best estimates and may be revised as a result of management’s further review of Northern Tier Energy’s results. Given the timing of these estimates, Northern Tier Energy has not completed its customary quarterly close and review procedures. During the course of the preparation of Northern Tier Energy’s consolidated financial statements and related notes, it may identify items that would require it to make material adjustments to the preliminary financial information presented herein.

NORTHERN TIER ENERGY LP

ADJUSTED EBITDA RECONCILIATION

(in millions, unaudited)

	Three Months
	Ended	Three Months Ended September 30, 2012
	September 30, 2011	Low Estimate	High Estimate
Net earnings	$2	$40	$65
Adjustments:
Interest expense	10	16	16
Provision for income taxes	—	11	8
Depreciation and amortization	8	8	8

EBITDA	20	75	97
Minnesota Pipe Line Company proportionate EBITDA	1	1	1
Turnaround and related expenses	—	5	3
Formation costs	2	—	—
Contingent consideration expense (a)	3	39	39
Unrealized losses on derivative activities	41	70	70
Realized losses on derivative activities	113	45	45

Adjusted EBITDA (b)	$180	$235	$255

(a)	The contingent consideration expense relates to changes in the estimated fair value of our margin support and earn-out arrangements with Marathon Petroleum to arrive at the agreed settlement amount. This agreed amount was contingent upon the closing of the initial public offering and was funded with IPO proceeds and therefore does not impact cash available for distribution.
(b)	Adjusted EBITDA is not a presentation made in accordance with GAAP and Northern Tier Energy’s computation of Adjusted EBITDA may vary from others in its industry. In addition, Adjusted EBITDA contains some, but not all, adjustments that are taken into account in the calculation of the components of various covenants in the agreements governing Northern Tier Energy’s debt arrangements. Adjusted EBITDA should not be considered as an alternative to operating income or net earnings as measures of operating performance. In addition, Adjusted EBITDA is not presented as, and should not be considered, an alternative to cash flow from operations as a measure of liquidity. Adjusted EBITDA is defined as net earnings before interest expense, income taxes and depreciation and amortization, adjusted for EBITDA from the Minnesota Pipe Line operations, turnaround and related expenses, equity-based compensation expense, gains or losses from derivative activities, fair value adjustments for contingent consideration arrangements and costs related to Northern Tier Energy’s or its subsidiary’s formation. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation, or as a substitute for analysis of the results as reported under GAAP.

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